Exhibit 10.2

FIRST AMENDMENT
TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of August 13, 2002 (this “Amendment”) by and between MWI VETERINARY SUPPLY CO., an Idaho corporation (the “Borrower”), the Lenders (as defined below) and BANK OF AMERICA, N.A., as agent for the Lenders (in its capacity as agent, the “Agent”), is made with reference to that certain Credit Agreement, dated as of June 18, 2002 (the “Credit Agreement”), by and between the Borrower, the financial institutions from time to time party thereto (the “Lenders”), and the Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITAL

WHEREAS, pursuant to Section 11.1 of the Credit Agreement, the Borrower and the Lenders desire to amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

AGREEMENT

A.            Amendments.

1.             Amendment to Section 7.23 of the Credit Agreement.  Section 7.23 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Minimum Tangible Net Worth.  The Borrower shall maintain at the end of each month a Tangible Net Worth equal to at least the sum of (a) ($4,250,000), plus (b) on and after December 31, 2002, 50% of the positive Adjusted Net Earnings from Operations of Holdings and its Subsidiaries on a consolidated basis for the period from the Closing Date to September 30, 2002 (with no adjustment  to the covenant level under this Section 7.23 for losses), plus (without duplication) (c) on and after December 31 of each year thereafter, 50% of the positive Adjusted Net Earnings from Operations of Holdings and its Subsidiaries for each Fiscal Year ended after the Closing Date (with no adjustment to the covenant level under this Section 7.23 for losses).

2.             Addition of Pro Forma Balance Sheet.  Exhibit C to the Credit Agreement, is hereby amended by the addition of the pro forma balance sheet of the Borrower as of June 14, 2002 attached hereto as Exhibit A (the “Pro Forma Balance Sheet”).

B.            Supplement to Solvency Certificate.  The Pro Forma Balance Sheet shall be made a part of, and the Borrower hereby directs that it be incorporated as a supplement to Exhibit B of,

that certain Solvency Certificate by the Chief Financial Officer of the Borrower dated as of June 18, 2002 and delivered in connection with the Credit Agreement.

C.            Borrower’s Representations and Warranties.  In order to induce the Lenders to enter into this Amendment and thereby amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to the Lenders that the following statements are true, correct and complete:

1.             Corporate Power and Authority.  The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

2.             Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

3.             Binding Obligation.  This Amendment and the Amended Agreement are the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.             Incorporation of Representations and Warranties from Credit Agreement.  The representations and warranties contained in Article 6 of the Credit Agreement are true, correct and complete in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

5.             Absence of Default.  No event has occurred and is continuing or will result from the consummation of this Amendment that would constitute an Event of Default or a Default.

D.            Miscellaneous.

1.             Reference to and Effect on the Credit Agreement and the other Transaction Documents.

a.             On and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Credit Agreement, and each reference in the other Transaction Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

b.             Except as specifically amended by this Amendment, the Credit Agreement and the other documents entered into pursuant to the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed.

c.             The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

2.             Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

3.             New York Law.  This Amendment shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

4.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

“BORROWER”

MWI VETERINARY SUPPLY CO., an Idaho corporation

By:	/s/ Mary Pat B. Thompson
Mary Pat B. Thompson
Vice President and Chief Financial Officer

“AGENT”

BANK OF AMERICA, N.A.

By:	/s/ Steven W. Sharp
Steven W. Sharp
Vice President

“LENDERS”

BANK OF AMERICA, N.A.

By:	/s/ Steven W. Sharp
Steven W. Sharp
Vice President

FLEET CAPITAL CORPORATION

By:	/s/ Kristina Lee
Kristina Lee
Vice President

EXHIBIT A

PRO FORMA BALANCE SHEET

[To be attached]